UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2019

Cleveland BioLabs, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on August 19, 2019, Cleveland BioLabs, Inc. (the “Company”) received a written notice from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) as the Company’s stockholders’ equity, as reported on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with the Rule. The Company subsequently submitted a plan to NASDAQ explaining how the Company intends to regain compliance with the Rule.

On October 18, 2019, NASDAQ notified the Company that it had determined to grant the Company an extension until February 17, 2020 to regain compliance. Under the terms of the extension, the Company must on or before February 17, 2020 complete one or more of the initiatives outlined in the Company’s plan and evidence compliance with the Rule. If the Company fails to evidence compliance upon filing its periodic report for the year ending December 31, 2019 with the SEC and NASDAQ, the Company may be subject to delisting.

The extension notification with respect to the minimum stockholders’ equity requirement has no immediate effect on the Company’s listing on The Nasdaq Capital Market. Although the Company will use all reasonable efforts to achieve compliance with the Rule, there can be no assurance that the Company will be able to regain compliance and maintain its listing on the NASDAQ Capital Market. If the Company does not regain compliance within the requisite time period, or if the Company fails to satisfy another NASDAQ requirement for continued listing, NASDAQ could provide notice that the Company’s securities will become subject to delisting.

Cautionary Note About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this current report, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed here for various reasons. We discuss many of these risks in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this current report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: October 22, 2019	By:	/s/ YAKOV KOGAN
	Name:	Yakov Kogan
	Title:	Chief Executive Officer